UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2018

Alarm.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive, Suite 100, Tysons, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed in the Company’s periodic reports, on December 30, 2015, a putative class action lawsuit was filed against Alarm.com Holdings, Inc. and Alarm.com Incorporated (together, “Alarm.com” or the “Company”) in the U.S. District Court for the Northern District of California (the “Court”) alleging violations of the Telephone Consumer Protection Act (the “TCPA”). The complaint does not allege that Alarm.com violated the TCPA, but instead seeks to hold the Company responsible for the marketing activities of one of its service providers as well as calls made by one of this service provider’s sub-dealer agents under principles of agency and vicarious liability.

On August 30, 2018, the Company reached an agreement in principle to settle the case for total cash consideration of $28 million and the parties will ask the Court to stay the proceedings pending negotiation and approval by the Court of the proposed settlement. In agreeing to settle, Alarm.com is making no admission of liability. The agreement in principle is subject to the negotiation of a comprehensive settlement agreement and subsequent approval by the Court. There can be no assurance the parties will enter into a final settlement agreement or that such agreement will be approved by the Court.

Steve Trundle, President and CEO of Alarm.com, stated “We are pleased to have reached terms of a settlement that would eliminate the litigation risk in this matter. To be clear, Alarm.com does not and has not ever made outbound telemarketing calls in violation of the TCPA, and the agreements with our independent service provider partners state they must operate their businesses in compliance with all applicable laws. In this case, one of our service provider partners, who is currently in bankruptcy proceedings, was alleged to have made telemarketing calls to consumers in violation of the TCPA, and plaintiffs sought to hold us vicariously responsible for the service provider’s actions. Although we believe we have valid defenses to these claims, a jury trial was scheduled to begin in Oakland, California on October 9, 2018 and it was therefore appropriate to assess the merits of trying the case versus settling. In assessing a potential settlement, we considered that the TCPA permits a jury to award damages significantly in excess of the proposed settlement. Further, we assessed our expected legal costs to litigate the case and appeal if necessary. Based on these considerations, we determined it was in the best interest of the Company to settle the matter. Our belief is that this particular case involved a number of unique circumstances that made settlement here a more reasonable course for the Company.”

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including expectations about the settlement of the Class Action are based upon information available to the Company as of the date of this report, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2018 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, as well as the possibility that the parties may not enter into a settlement agreement and the court may materially alter or fail to approve the terms of the settlement agreement. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date: August 30, 2018
	By:	/s/ Stephen Trundle
Stephen Trundle
President and Chief Executive Officer

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